Exhibit 4.19
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH OR INCORPORATED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
R.J. REYNOLDS TOBACCO HOLDINGS, INC.
6.500% Secured Notes due 2010
CUSIP 76182KAR6

No. ______	$______
     R.J. Reynolds Tobacco Holdings, Inc., a Delaware corporation (the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, promises to pay to Cede & Co., or its registered assigns, the principal sum of ______ MILLION DOLLARS ($______) on July 15, 2010.
     Interest Payment Dates: July 15 and January 15, commencing ____________.
     Record Dates: July 1 and January 1.
     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall have the same effect for all purposes as if set forth at this place.
     Unless the certificate of authentication hereof has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: ____________, 2006

R.J. REYNOLDS TOBACCO HOLDINGS, INC., as Issuer

By:

Name: Title:

By:

Name: Title:
     Each of the undersigned hereby acknowledges its obligation as a Guarantor under the Indenture.

REYNOLDS AMERICAN INC., as a Guarantor

By:

Name: Title:

RJR ACQUISITION CORP., as a Guarantor

By:

Name: Title:

R. J. REYNOLDS TOBACCO COMPANY, as a Guarantor

By:

Name: Title:
SIGNATURE PAGE TO R.J. REYNOLDS TOBACCO HOLDINGS, INC.
6.500% SECURED NOTES DUE 2010

R.J. REYNOLDS TOBACCO CO., as a Guarantor

By:

Name: Title:

RJR PACKAGING, LLC, as a Guarantor

By:

Name: Title:

FHS, INC., as a Guarantor

By:

Name: Title:

GMB, INC., as a Guarantor

By:

Name: Title:

BWT BRANDS, INC., as a Guarantor

By:

Name: Title:
SIGNATURE PAGE TO R.J. REYNOLDS TOBACCO HOLDINGS, INC.
6.500% SECURED NOTES DUE 2010

(Trustee’s Certificate of Authentication)
     This is one of the Notes of the series designated herein referred to in the within-mentioned Indenture.
Dated: ______________, 2006
THE BANK OF NEW YORK,
as Trustee

By:

Name: Title:
SIGNATURE PAGE TO R.J. REYNOLDS TOBACCO HOLDINGS, INC.
6.500% SECURED NOTES DUE 2010

[REVERSE OF EXCHANGE NOTE]
6.500% Secured Notes due 2010
     References herein to the “Notes” mean the Company’s 6.500% Secured Notes due 2010. Other capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
     1. Interest. R.J. Reynolds Tobacco Holdings, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 6.500% per annum from the date provided below until maturity and shall pay Additional Interest, if any. The Company shall pay interest and Additional Interest semi-annually on July 15 and January 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). The first Interest Payment Date shall be the July 15 or January 15 as the case may be, after the Exchange Offer referred to herein. This Note is an Exchange Note, exchanged in the Exchange Offer for Initial Notes. Interest on the Notes shall accrue from the most recent date to which interest has been paid on the Initial Notes or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that if this Note shall be authenticated before the first Interest Payment Date for the Exchange Notes, interest on this Note shall accrue from the last Interest Payment Date to which interest has been paid on the Initial Notes that were exchanged for this Note or if no interest has been paid on such Initial Notes, from the date of original issue of such Initial Notes. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.
     2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the July 1 or January 1 immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium and Additional Interest, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Additional Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, premium and Additional Interest on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
     3. Paying Agent and Registrar. Initially, The Bank of New York, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.
     4. Indenture. The Company issued the Notes under an Indenture dated as of May 20, 2002, among R.J. Reynolds Tobacco Holdings, Inc., as issuer, RJR Acquisition Corp. and R. J. Reynolds Tobacco Company, as guarantors, and The Bank of New York, as trustee, as amended by a first supplemental indenture dated as of June 30, 2003, pursuant to which R. J. Reynolds Tobacco Co., RJR Packaging, LLC, FHS, Inc. and GMB, Inc. became parties to such indenture as guarantors, and a second supplemental indenture dated as of July 30, 2004, pursuant to which Reynolds American Inc. and BWT Brands, Inc. became parties to such indenture as guarantors (as supplemented, the "Indenture”). The terms of the Notes include those set forth in Schedule I hereto, those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
     5. Optional Redemption. The Company may redeem all or a part of either series of the Notes from time to time in accordance with Article 5 of the Indenture at a redemption price equal to the greater of (a) 100% of the principal amount of the Notes and (b) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 50 basis points plus with respect to each of the Notes, accrued and unpaid interest, including Additional Interest, if any, on the principal amount being redeemed to the date of redemption.
     6. No Sinking Fund. The Company shall not be required to make sinking fund payments with respect to the Notes.
     7. Notice of Redemption. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.
     8. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.
     9. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.
     10. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, voting as a single class, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes, voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company’s obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the assets of the Company, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or to allow any Subsidiary to guarantee the Notes.
     11. Defaults and Remedies. Any of the following events constitutes an “Event of Default” under the Indenture: (a) default in the payment of any installment of interest upon Securities of any series as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or (b) default in the payment of all or any part of the principal on Securities of any series as and when the same shall become due and payable either at maturity, upon any redemption, by declaration or otherwise; or (c) default in the payment of any sinking fund installment as and when the same shall become due and payable by the terms of Securities of any series; or (d) default in the performance, or breach, of any covenant or agreement of the Company or the Guarantors in respect of Securities of any series (other than a covenant or agreement in respect of such Securities a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Securities of all series affected thereby, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or (e) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or the Guarantors in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (f) the Company or any Restricted Subsidiary shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or for any substantial part of its property, or make any general assignment for the benefit of creditors; or (g) any Guarantee ceases to be in full force and effect (except as contemplated by the terms hereof), or any Guarantee is declared in a judicial proceeding to be null and void, or any Guarantor denies or disaffirms in writing its obligations under the terms of the Indenture or its Guarantee; or (h) any other Event of Default provided in the supplemental indenture or Board Resolution under which Securities of any series are issued or in this Note.
     If an Event of Default described in clauses (a), (b), (c), (d) or (h) above (if the Event of Default under clause (d) or (h) is with respect to less than all series of Securities then outstanding) occurs and is continuing, then, and in each and every such case, except for any series of Securities the principal of which shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of each such affected series then outstanding under the Indenture (voting as a single class) by notice in writing to the Company (and to the Trustee if given by Securityholders), may declare the entire principal of all Securities of all such affected series, and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an Event of Default described in clause (d) or (h) (if the Event of Default under clauses (d) or (h), as the case may be, is with respect to all series of Securities then outstanding), (e), (f) or (g) occurs and is continuing, then and in each and every such case, unless the principal of all the Securities shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of all the Securities then outstanding hereunder (treated as one class), by notice in writing to the Company (and to the Trustee if given by Securityholders), may declare the entire principal of all the Securities then outstanding and interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.
     12. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.
     13. No Recourse Against Others. No director, officer, employee, incorporator or shareholder of the Company or the Trustee, as such, shall have any liability for any obligations of the Company or the Trustee, respectively, under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.
     14. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
     15. Guarantees. This Note will be entitled to the benefits of certain Guarantees made for the benefit of the Holders. Pursuant to the terms of the Indenture, each Guarantor of the Indenture fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally, to each Holder of the Notes and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption, by repurchase, or otherwise, of the principal of, premium, if any, and interest on the Notes and all other obligations of the Company under the Indenture, as provided in the Indenture. Reference is made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.
     16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (=Uniform Gifts to Minors Act).
     17. CUSIP and ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP or ISIN numbers or both numbers to be printed on the Notes and the Trustee may use CUSIP or ISIN numbers or both numbers in notices to the Holders of the Notes as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice to the Holders of the Notes and reliance may be placed only on the other identification numbers placed thereon.
     18. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York.
     The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
R.J. Reynolds Tobacco Holdings, Inc.
401 North Main Street
Winston-Salem, North Carolina 27101-3818
Facsimile: 336-741-5000
Attention: Treasurer

SCHEDULE I
R.J. REYNOLDS TOBACCO HOLDINGS, INC.
TERMS OF 6.500% SECURED NOTES DUE 2010
AND 7.300% SECURED NOTES DUE 2015
     Section 1.01 Designation of Notes. (a) The terms set forth herein pertain to notes issued pursuant to that certain Indenture dated May 20, 2002, by and among R.J. Reynolds Tobacco Holdings, Inc. (the “Company”) as Issuer, The Bank of New York, as Trustee, and certain Subsidiaries of the Company and Reynolds American Inc., the Company’s parent, who have executed such indenture or a supplement thereto as Guarantors (as so supplemented, the “Indenture”). The notes subject to these terms are (i) the Company’s 6.500% Secured Notes due 2010 in the aggregate principal amount of $300,000,000 and 7.300% Secured Notes due 2015 in the aggregate principal amount of $200,000,000 (collectively, the “Initial Notes”) and (ii) if and when issued, the Company’s 6.500% Secured Notes due 2010 and 7.300% Secured Notes due 2015 that may be issued from time to time in exchange for Initial Notes in an offer registered under the Securities Act in accordance with the Registration Rights Agreement (the “Exchange Notes,” and together with Initial Notes, the “Notes”).
     (b) The Initial Notes and Exchange Notes constituting 6.500% Notes due 2010 shall be considered collectively as a single series for all purposes of the Indenture, and the Initial Notes and Exchange Notes constituting 7.300% Notes due 2015 shall constitute a separate single series.
     Section 1.02. Initial Issuance and Resale. (a) The Initial Notes are being offered and sold by the Company pursuant to a Purchase Agreement, dated June 22, 2005 (the “Purchase Agreement”), among the Company, Citigroup Global Markets Inc., J.P. Morgan Securities Inc., and the other initial purchasers named therein. The Initial Notes will be resold initially only to (i) QIBs in reliance on Rule 144A and (ii) Non-U.S. Persons in reliance on Regulation S. Such Initial Notes may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S in accordance with the procedures provided herein.
     Initial Notes offered and sold to QIBs in the United States of America in reliance on Rule 144A ("144A Notes”) shall be issued in the form of a permanent global Note, including appropriate legends as set forth in Section 1.02(c) (the “144A Global Note”), deposited with the Trustee, as Custodian for the Depositary, duly executed by the Company, as issuer, and the Guarantors, as guarantors, and authenticated by the Trustee as hereinafter provided. The 144A Global Note may be represented by more than one certificate, if so required by the Depositary’s rules regarding the maximum principal amount to be represented by a single certificate and by one or more certificates issued upon exchange or replacement of another certificate representing the 144A Global Note. The aggregate principal amount of the 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Custodian for the Depositary or its nominee, as hereinafter provided.
     Initial Notes offered and sold outside the United States of America in reliance on Regulation S (the “Regulation S Notes”) shall be issued in the form of a permanent global Note, including appropriate legends as set forth in Section 1.02(c) (the “Regulation S Global Note”), deposited with the Trustee, as Custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Regulation S Global Note may be represented by more than one certificate, if so required by the Depositary’s rules regarding the maximum principal amount to be represented by a single certificate and by one or more certificates issued upon exchange or replacement of another certificate representing the Regulation S Global Note. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Custodian for the Depositary or its nominee, as hereinafter provided.
     Subject to Section 1.02(e), Exchange Notes exchanged for the 144A Notes or the Regulation S Notes (or interests therein) in the Exchange Offer will be issued in the form of a permanent global Note, including the appropriate legends set forth in Section 1.02(c) (the “Exchange Global Note”), deposited with the Trustee, as Custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Exchange Global Note may be represented by more than one certificate, if so required by the Depositary’s rules regarding the maximum principal amount to be represented by a single certificate and by one or more certificates issued upon exchange or replacement of another certificate representing the Exchange Global Note. The aggregate principal amount of the Exchange Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Custodian for the Depositary or its nominee, as hereinafter provided.
     The 144A Global Note, the Regulation S Global Note, and the Exchange Global Note are sometimes collectively herein referred to as the “Global Notes.”
     The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage, in addition to those set forth on the Global Notes and in Section 1.02(c). The Company and the Trustee shall approve the forms of the Notes and any notation, endorsement or legend on them
     (b) Denominations. The Notes shall be issuable only in fully registered form, without interest coupons, and only in denominations of $1,000 and any integral multiple thereof.
     (c) Restrictive Legends. Unless and until an Initial Note is (i) sold under an effective registration statement or (ii) exchanged for an Exchange Note in connection with an effective registration statement, in each case pursuant to the Registration Rights Agreement or a similar agreement,
(A)      Each certificate representing the 144A Notes shall bear the following legend (the “Private Placement Legend”) on the face thereof:
“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES

TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) AND (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.”
(B)      Except as otherwise provided in the following legend (the “Regulation S Legend”) and, together with the Private Placement Legend the “Restrictive Legends”), each certificate representing the Regulation S Notes shall bear the following legend on the face thereof:
“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), (2) BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF

SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S, OR (E) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED AFTER 40 CONSECUTIVE DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DAY ON WHICH THE SECURITIES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S) AND (B) THE DATE OF THE CLOSING OF THE ORIGINAL OFFERING. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”
(C)      Each Global Note, whether or not an Initial Note, shall bear the following legend (the “Global Note Legend”) on the face thereof:
“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO

TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH OR INCORPORATED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”
(D)      Each Note, whether or not an Initial Note, shall bear the following legend:
“BY ITS ACQUISITION OF THIS SECURITY THE HOLDER HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (A) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE AND HOLD THIS SECURITY CONSTITUTES ASSETS OF AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) THAT IS SUBJECT TO TITLE I OF ERISA, OF ANY PLAN, ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR ANY PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF ANY ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (B) THE PURCHASE AND HOLDING OF THIS SECURITY BY SUCH HOLDER WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.”
     (d) Book-Entry Provisions.
          (i) This Section 1.02(d) shall apply only to Global Notes deposited with the Trustee, as Custodian for the Depositary.
          (ii) Each Global Note initially shall (A) be registered in the name of the Depositary or the nominee of the Depositary, (B) be delivered to the Trustee as Custodian for the Depositary and (C) bear the applicable legends as set forth in Section 1.02(c).
          (iii) Participants in the Depositary ("Participants”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as the Custodian for the Depositary or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices of the Depositary governing the exercise of the rights of a Holder of a beneficial interest in any Global Note.

          (iv) In connection with any transfer of a portion of the beneficial interest in a Global Note pursuant to subsection (e) of this Section 1.02 to beneficial owners who are required to hold Definitive Notes, the Custodian shall reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Notes of like tenor and amount.
          (v) In connection with the transfer of an entire Global Note to beneficial owners pursuant to subsection (e) of this Section 1.02, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.
          (vi) The registered Holder of a Global Note may grant proxies and otherwise authorize any person, including Participants and persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.
     (e) Definitive Notes. (i) Except as provided below and in Section 1.02(d)(iv) and (v), owners of beneficial interests in Global Notes will not be entitled to receive Definitive Notes. If required to do so pursuant to any applicable law or regulation, beneficial owners may obtain Definitive Notes in exchange for their beneficial interests in a Global Note upon written request in accordance with the Depositary’s and the Registrar’s procedures. In addition, Definitive Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note if (a) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for such Global Note or the Depositary ceases to be a clearing agency registered under the Exchange Act, at a time when the Depositary is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by the Company within 90 days of such notice or, (b) the Company executes and delivers to the Trustee and Registrar an Officers’ Certificate stating that such Global Note shall be so exchangeable or (c) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary; and, if the Exchange Offer occurs after such exchange of Definitive Notes for Global Notes as provided in this Section 1.02(e), any Exchange Notes may be issued in the form of Definitive Notes.
          (ii) Any Definitive Note delivered in exchange for an interest in a Global Note pursuant to Section 1.02(d)(iv) or (v) shall, except as otherwise provided by Section 1.04(c), bear the applicable legend regarding transfer restrictions applicable to such Definitive Note set forth in Section 1.02(e).
          (iii) In connection with the exchange of a portion of a Definitive Note for a beneficial interest in a Global Note, the Trustee shall cancel such Definitive Note, and the Company shall execute, and the Trustee shall authenticate and deliver, to the transferring Holder a new Definitive Note representing the principal amount not so transferred.
     (f) Regulation S Notes. Prior to the expiration of the 40-day restricted period, as defined in Regulation S (the “Restricted Period”), beneficial interests in a Regulation S Note may be held only through Euroclear or Clearstream (as direct or indirect Participants in the Depositary) or through another agent member of Euroclear and Clearstream acting for and on behalf of them (as direct or indirect Participants in the Depositary), unless exchanged for interests in 144A Notes. During the Restricted Period, interests in a Regulation S Note, if any, may be exchanged for 144A Notes or interests therein only in accordance with the certification requirements described in Section 1.04.
     Section 1.03. Depositary; Custodian. The Company initially appoints DTC to act as Depositary with respect to the Global Notes. The Company initially appoints the Trustee to act as Custodian with respect to the Global Notes.
     Section 1.04. Transfer and Exchange. (a) Subject to Section 1.02(f), the following provisions shall apply with respect to any proposed transfer of a 144A Note or a beneficial interest therein prior to the date which is two years after the later of the date of its original issue and the last date on which the Company or any Affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”):
          (i) A transfer of a 144A Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee in the form as set forth on the reverse of the Note that it is purchasing for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.
          (ii) A transfer of a 144A Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form attached hereto from the proposed transferor and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them.
     (b) Subject to Section 1.02(f), the following provisions shall apply with respect to any proposed transfer of a Regulation S Note or a beneficial interest therein prior to the expiration of the Restricted Period:
          (i) A transfer of a Regulation S Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee, in the form of assignment on the reverse of the certificate, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.
          (ii) A transfer of a Regulation S Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form attached hereto from the proposed transferor and, if requested by the Company or the

Trustee, receipt by the Trustee or its agent of an opinion of counsel, certification and/or other information satisfactory to each of them.
     After the expiration of the Restricted Period, interests in the Regulation S Note may be transferred without requiring the certification set forth in the form attached hereto or any other certification.
     (c) Restrictive Legend. Upon the transfer, exchange or replacement of Notes not bearing a Restrictive Legend, the Registrar shall deliver Notes that do not bear a Restrictive Legend. Upon the transfer, exchange or replacement of Notes bearing a Restrictive Legend, the Registrar shall deliver only Notes that bear each applicable Restrictive Legend as set forth in Section 1.02 hereof unless there is delivered to the Registrar evidence satisfactory to the Company and the Registrar (which may include an opinion of counsel) that neither the legend nor the restrictions on transfer set forth therein are required to ensure compliance with the Securities Act. Any Definitive Note delivered in exchange for an interest in a Global Note pursuant to Section 1.02(d) shall, except as otherwise provided by this subsection (c), bear the applicable legend regarding transfer restrictions applicable to such Definitive Note set forth in Section 1.02(c).
     (d) No Obligation of the Trustee. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants in the Depositary or beneficial owners of any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Notes or the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
     (e) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or to a nominee of such successor Depositary.
     (f) Accrual of Interest on the Exchange Note; Exchange of Exchange Notes. Interest on any Exchange Note shall accrue from the dates provided in the Exchange Global Note.
     Subject to Section 1.02(e), upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, in accordance with Section 2.04 of the Indenture, the Trustee shall authenticate one or more Exchange Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Initial Notes tendered for acceptance by Persons that certify in the applicable letters of transmittal that (i) they are not Broker-Dealers, (ii) they are not participating in a distribution of the Exchange Notes and (iii) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer. No exchanges of Notes for Exchange Notes shall occur until a Registration Statement, as defined in the Registration Rights Agreement, shall have been declared effective by the SEC and any Initial Notes that are exchanged for Exchange Notes shall be cancelled by the Trustee. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Initial Notes in the form of Global Notes to be reduced accordingly.

     Section 1.05 Definitions. (a) Capitalized terms not defined herein shall have the meanings set forth in the Indenture.
     (b) As used herein the following terms shall have the meanings set forth below:
          “Additional Interest” means the additional interest (if any) payable by the Company in the event of a Registration Default under, and as defined in, the Registration Rights Agreement.
          “Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.
          “Clearstream” means Citibank, N.A., as operator of Clearstream Banking, S.A.
          “Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.
          “Comparable Treasury Price” means (i) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.
          “Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.
          “Definitive Note” means a certificated Note registered in the name of the Holder thereof in the form of the 144A Note, the Regulation S Note or the Exchange Note, as applicable, except that such Note shall not bear the Global Note Legend.
          “Depositary” means, with respect to the Notes issued in the form of one or more Global Notes, DTC as the Person appointed hereby as the Depositary with respect to the Notes, or another Person appointed as Depositary by the Company, which Person must be a clearing agency registered under the Exchange Act, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of the Indenture.
          “Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          “Exchange Offer” has the meaning set forth in the Registration Rights Agreement.
          “Independent Investment Banker” means either Citigroup Global Markets Inc. or J.P. Morgan Securities Inc., or, if both firms are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with the Company.

          “Non-U.S. Person” means a Person who is not a U.S. Person.
          “QIB” means a “qualified institutional buyer” as defined in Rule 144A.
          “Reference Treasury Dealer” means (i) J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. and their respective successors, provided, however, that if either of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute for such initial purchaser another Primary Treasury Dealer and (ii) any other Primary Treasury Dealer selected by the Independent Investment Banker after consultation with the Company.
          “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third business day preceding such redemption date.
          “Registration Rights Agreement” means the Registration Rights Agreement, dated as of June 29, 2005, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.
          “Regulation S” means Regulation S promulgated under the Securities Act.
          “Rule 144” means Rule 144 promulgated under the Securities Act.
          “Rule 144A” means Rule 144A promulgated under the Securities Act.
          “Securities Act” means the Securities Act of 1933, as amended.
          “Treasury Rate” means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediate preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third business day preceding the redemption date.
          “U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH
TRANSFERS PURSUANT TO REGULATION S
R.J. Reynolds Tobacco Holdings, Inc.
201 North Main Street
Winston-Salem, North Carolina 27101-3818
Facsimile: 336-741-5000
Attention: ____________
The Bank of New York
_____________________
_____________________
Facsimile: ____________
Attention: ____________
     Re: ______% Secured Notes due [2010][2015]
     Reference is hereby made to the Indenture, dated as of May 20, 2002 (the “Indenture”), between R.J. Reynolds Tobacco Holdings, Inc., as issuer (the “Company”) and The Bank of New York, as trustee.
     In connection with our proposed sale of $____________ aggregate principal amount of ______% Notes due [2010][2015] (the “Notes”) of the Company, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:
     (a) the offer of the Notes was not made to a person in the United States;
     (b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;
     (c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and
     (d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

     In addition, if the sale is made during a restricted period, we represent that the sale is not being made to a United States person or for the account or benefit of a United States person.
     The Company and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings forth in Regulation S.

[Insert Name of Transferor]

By:

Name: Title:

Authorized Signature Signature Medallion Guaranteed